Exhibit  24
Power  Of  Attorney


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Arnold as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8
Registration Statement of Inform Worldwide Holdings, Inc., any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the United States Securities and Exchange Commission. Each person whose signature appears below grants unto said attorney-in-fact and agent, or his substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Name                    Title                                      Date
----                    -----                                      ----

/s/  Larry G. Arnold    Chief Executive Officer, Director          June  6, 2001
Larry G. Arnold

/s/ Carolyn LaPerriere  Controller, Assistant Treasurer            June 18, 2001
Carolyn LaPerriere      Principal Financial & Accounting Officer

/s/  J.D. Kish          Director                                   June  6, 2001
J.D. Kish

/s/  Donald Plekenpol   Director                                   June  6, 2001
Donald Plekenpol


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